                               BUSINESS LOAN AGREEMENT



    THIS BUSINESS LOAN AGREEMENT between CV THERAPEUTICS, INC. a Delaware corporation, having a mailing address at 3172 Porter Drive, Palo Alto, California 94304 ("Borrower") and HAMBRECHT & QUIST TRANSITION CAPITAL, LLC, a Delaware limited liability company, having a mailing address at One Bush Street, San Francisco, California 94104 ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for a loan or loans and other financial accommodations. All such loans and financial accommodations, made pursuant to this Agreement or the Related Documents from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) in granting, renewing, or extending any loan, Lender is relying upon Borrower's representations, warranties and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

    Section 1.  CERTAIN DEFINITIONS.
The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the CALIFORNIA Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

    "AGREEMENT" shall mean this Business Loan Agreement, as may be modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

    "BORROWER"  shall mean CV Therapeutics, Inc.

    "COLLATERAL"  shall have that meaning as defined in the Security Agreement.

    "EVENT OF DEFAULT" shall mean and include any of the Events of Default set forth below in the section titled "Events of Default."

    "INDEBTEDNESS" of any Person means all items of indebtedness that, in accordance with generally accepted accounting principles and practices consistently applied, would be deemed a liability of such Person as of the date as of which indebtedness is to be determined and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise.

    "LENDER" means Hambrecht & Quist Transition Capital, LLC, its successors and assigns.

    "LOAN" OR "LOANS" means and includes any and all loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced made pursuant to this Agreement or the Related Documents including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this agreement from time to time.

    "LOAN OBLIGATIONS" means and includes all loans, advances, debts, liabilities, obligations, or any other financial accommodations, owing by Borrower to Lender arising under the BUSINESS LOAN AGREEMENT, the PROMISSORY NOTE or under any other Related Documents of every kind and description (whether or not evidenced by any note or other


--------------------------------------------------------------------------------

                           Business Loan Agreement, Page 1
instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or arising hereafter including, without limitation, all interest, fees, charges, expenses, attorneys' fees, and accountants' fees chargeable to Borrower or incurred by Lender in connection with this Agreement or the Related Documents.

    "MATURITY DATE"  means September 30, 1999.

    "PERMITTED SENIOR INDEBTEDNESS" means and includes all Indebtedness from Borrower to Senior Lender under that Business Loan Agreement dated September
    , 1996 between Borrower and Senior Lender, as Lender, as amended from time to time, and under the Financing Agreement dated September 27, 1996 between Borrower, as Debtor, and Senior Lender as Secured Party (the "H&Q Financing Agreement"), including, and any master lease agreement as may be entered into between Borrower and Senior Lender, and including but not limited to, all amounts that Borrower owes to Senior Lender, and any other Indebtedness from Borrower to Senior Lender for any other financial accommodation for which Lender has consented in writing, including all rent payments, interest and any other charges for direct or indirect financial accommodation made by Senior Lender to Borrower. Lender expressly consents to Indebtedness from Borrower to Senior Lender under a master lease agreement in substantially the form attached to the H&Q Financing Agreement.

    "PERSON" means any entity, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

    "PROMISSORY NOTE" means that certain PROMISSORY NOTE, executed by Borrower and dated as of even date herewith, including any amendment thereto.

    "RELATED DOCUMENTS" means and includes without limitation the PROMISSORY NOTE, the Security Agreement, all other promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with any of the foregoing. and agreements between Debtor and Hambrecht & Quist Guaranty Finance, LLC ("H&QGF") including without limitation the Financing Agreement, the Business Loan Agreement, the Master Lease Agreement, and the Security Agreement.

    "SECURITY AGREEMENT" means that certain SECURITY AGREEMENT between Borrower, as Debtor, and Lender, as Secured Party dated as of even date herewith including any amendment thereto, granting a Security Interest in the Collateral

    "SECURITY INTEREST" means and includes without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law contract or otherwise.

    "SENIOR LENDER"  shall mean Hambrecht & Quist Guaranty Finance, LLC.

    SECTION 2. TERM.
    This Agreement shall be effective as of the 27 day of September, and shall continue thereafter until all LOAN OBLIGATIONS of Borrower to Lender have been performed in full and the parties terminate this Agreement in writing.

    SECTION 3.  REPRESENTATIONS AND WARRANTIES.
Except as set forth on Exhibit A Borrower represents and warrants to Lender as of the date of this Agreement and as provided in Section 3.15.


--------------------------------------------------------------------------------

                           Business Loan Agreement, Page 2

    SECTION 3.1.  CAPACITY.
Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has full power, authority, and legal right to own its properties and assets and to conduct its business as presently conducted.

    SECTION 3.2.  AUTHORITY.
Borrower has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this AGREEMENT and the RELATED DOCUMENTS to be executed by Borrower. Borrower's execution, delivery and performance of this AGREEMENT and the RELATED DOCUMENTS have been duly authorized by all necessary corporate action. When duly executed and delivered by Borrower, this AGREEMENT and the RELATED DOCUMENTS will be legal, valid, and binding obligations of Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by the United States Bankruptcy Code or other statutes affecting creditor's rights generally or by general principles of equity.

    SECTION 3.3.  COMPLIANCE.
Borrower is not in violation of, conflict with or default under (i) any provision of its amended and restated certificate of incorporation or bylaws, or
(ii) any contract, instrument, judgment, order writ or decree to which it or any of its subsidiaries is a party or by which it or any of them is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Borrower or any of its subsidiaries, except as would not have a material adverse effect on the assets, condition, affairs or prospects of the Borrower and its subsidiaries taken as a whole, financial or otherwise (a "MAE"). The execution, delivery, and performance of this Agreement and the Related Documents, will not, with or without the passage of time and giving of notice, result in any such violation, conflict or default, or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Borrower or any of its subsidiaries or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Borrower or any of its subsidiaries.

    SECTION 3.4.  FINANCIAL STATEMENTS.
The audited financial statements for Borrower for the year ending December 31, 1995 and the unaudited financial statement for Borrower for the quarter ending June 30, 1996 that Borrower supplied to Lender are true and complete in all material respects and fairly present Borrower's financial condition as of the date of the statements. Borrower has no material contingent obligations except as disclosed in such financial statements.

    SECTION 3.5.  MATERIAL ADVERSE EVENTS.
Since the most recent financial statements provided to Lender by Borrower, there has been (i) no event or condition constituting a MAE, and (ii) no material impairment of the prospect of repayment of any portion of the Loan Obligations owing to Lender as they become due.


    SECTION 3.6.  TAXES.
Each of Borrower and any of its subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it. Each of Borrower and any of its subsidiaries has paid all taxes which have or may have become due pursuant to said returns or otherwise or pursuant to an assessment received by Borrower, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been created. The charges, accruals, and reserves in respect of income taxes on the books of Borrower are adequate. Borrower knows of no proposed tax assessment against it or any of its subsidiaries and no extension of time for the assessment of federal, state, or local taxes of Borrower or any of its subsidiaries is in effect or has been requested, except as disclosed in the financial statements furnished to Lender.


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 3

    SECTION 3.7. PROPRIETARY INFORMATION AGREEMENTS
Each current and former employee of and consultant to Borrower has executed a customary and reasonable proprietary information and inventions agreement. The Borrower is not aware that any of its employees are in violation thereof.

    SECTION 3.8. PATENTS AND TRADEMARKS
To the best of its knowledge, Borrower has sufficient title and ownership of all patents, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as now proposed to be conducted without any conflict with or infringement of the rights of others, except that no representations is made with respect to noninfringement of patents not issued as of the date hereof or to any exclusive rights to trade secrets or know-how of the Borrower. To the best of its knowledge, there are not outstanding options, licenses, or agreements of any kind relating to any material use of the foregoing, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Borrower has not received any communications alleging that he Borrower has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights or trade secrets or other proprietary rights of any other person or entity. The Borrower is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree to order of any court of administrative agency, that would materially interfere with the use of his best efforts to promote the interests of the Borrower or that would materially conflict with the Borrower's business as proposed to be conducted.

    SECTION 3.9. PRIORITY INTEREST IN COLLATERAL.
No Person other than Lender has any interest (by way of Security Interest, other lien or charge, or otherwise) in the COLLATERAL except as permitted pursuant to
Section 5.1(a).

    SECTION 3.10.  ACCURATE INFORMATION.
All information supplied to Lender by or on behalf of Borrower is and shall be true and correct in all material respects.

    SECTION 3.11. TITLE TO PROPERTY.
Immediately prior to the grant of a Security Interest to the Lender of the Collateral by the Borrower, Borrower owned the Collateral free and clear of all encumbrances, except for any prior lien by Senior Lender or otherwise permitted pursuant to Section 5.1(a).

    SECTION 3.12.  HAZARDOUS SUBSTANCES.
None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection state has attached to any revenues or to any real or personal property owned by Borrower; and Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

    SECTION 3.13.  DEFAULTS.
Immediately following the closing Borrower will not be in default in the payment of principal or interest on any INDEBTEDNESS and is not in default under any instrument or agreement under or subject to which any INDEBTEDNESS has been issued, and no event has occurred and is


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 4
continuing which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute a default under any such instrument or agreement or an EVENT OF DEFAULT hereunder.

    SECTION 3.14.  LITIGATION; COMPLIANCE WITH LAWS AND AGREEMENTS.
Except as set forth on Exhibit A, there are no actions or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower which, if adversely determined, could have a material adverse effect on Borrower. Borrower is not in default with respect to any writ, the breach of which may have an material adverse affect on the operations or financial condition of Borrower, nor is it in default under any indenture, agreement, or other instrument to which Borrower is a party or by which Borrower may be bound, the reach of which may have a material adverse effect on the operations or financial condition of Borrower.

    SECTION 3.15.  SURVIVAL OF REPRESENTATION AND WARRANTIES.
Borrower understands and agrees that Lender is relying upon the above representations and warranties in extending Loan advances to Borrower. Borrower further agrees that except as disclosed to Lender in writing the foregoing representations and warranties in Sections 3.1 through Section 3.12 shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

    SECTION 4    AFFIRMATIVE COVENANTS.
Until payment in full of the Loan Obligations Borrower agrees to do the following:

    SECTION 4.1.  FINANCIAL STATEMENTS, REPORTS AND CERTIFICATIONS.
Borrower will furnish to Lender, in form and substance satisfactory to Lender:

         (a) As soon as possible after the end of each fiscal year of Borrower, and in any event within ninety (90) days after the end of each fiscal year, a complete copy of its audited year-end financial statements which shall include the balance sheet of Borrower as of the close of the fiscal year, an income statement and a statement of cash flows for such year, audited by certified public accounts selected by Borrower and satisfactory to Lender.

         (b) No later than thirty (30) days after the end of each month, Borrower's balance sheet as of the close of that month and its income statement and cash flow statement for that month certified as being complete, correct, and fairly representing its financial condition and results of operations by the chief financial officer of Borrower.

         (c) No later than ninety (90) days after the end of each fiscal year, Borrower's new budget or operating plan for the then current fiscal year.

         (d) No later than thirty (30) days after the end of each month, a schedule of accounts payable and accounts receivable.

         (e) No later than thirty (30) days after the end of each fiscal quarter, a certificate of the Borrower's corporate controller, or other equivalent officer, stating that there are no defaults by the Borrower under any of its agreements with the Lender or under any third party loan or lease agreements or describing any such existing default(s) and specific action being taken to cure default(s). The Borrower's corporate controller, or other equivalent officer, will, within five days after the occurrence of an event of default under any of the foregoing, issue a statement describing the default, and specific action being taken to cure the default.



--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 5

         (f) Promptly provide all audit reports prepared by the Borrower's independent accountants, notice of any action or preceding before any court or governmental agency, copies of all federal and state patent, trademark or copy right applications and registrations of the same, notice of any circumstance which may reasonably be expected to have a material adverse effect on the Borrower, and such other information as the Lender may reasonably request.

         (g) Such other information concerning the COLLATERAL as Lender may reasonably request.

         (h) If Borrower becomes a company the stock of which is traded on a nationally recognized public stock exchange, Borrower's obligations hereunder shall be satisfied by providing Lessor with all financial information filed with the Securities and Exchange Commission within five (5) days of such filing, and by providing copies of all press releases as soon as they are published, and by providing, if requested in writing by Lender, all of the information described in paragraphs 4.1(a) and 4.1(b) within thirty (30) days of such written request.

    SECTION 4.2    OTHER INFORMATION.
Borrower will (1) maintain accurate books and records concerning its business,
(2) upon request, furnish to Lender such information, statements, lists of property and accounts, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, or reports as Lender may reasonably request with respect to the business, affairs, and financial condition of Borrower, and (3) permit Lender or representatives thereof, with reasonable prior notice from time to time during normal business hours, to inspect the properties of Borrower and any of its subsidiaries and to inspect, audit, make copies of, and make extracts from, the books or accounts of Borrower and any of its subsidiaries.

    SECTION 4.3    EXPENSES.
Borrower will pay all reasonable out-of-pocket expenses of Lender (including, but not limited to, fees and disbursements of Lender's counsel) incident to (1) preparation and negotiation of this Agreement and the Related Documents, including, but not limited to, the perfection of Lender's Security Interests in Borrower's Collateral and any amendments, extensions and renewals thereof (2) the protection of the rights of Lender under this Agreement and the Related Documents, or (3) defense by Lender against all claims against Lender relating to any of its acts of commission or omission directly or indirectly relating to this Agreement and the Related Documents, all whether by judicial proceedings or otherwise (other than claims which are (i) sustained by a court of competent jurisdiction, (ii) non-appealable and (iii) predicated on Lender's gross negligence or willful misconduct). Borrower will also pay and save Lender harmless from any and all liability with respect to any stamp or other taxes (other than transfer or income taxes or any taxes relating to any equity securities issued by Borrower to Lender in connection herewith) which may be determined to be payable in connection with the making of this Agreement and the Related Documents or any action of Lender authorized under this Agreement or the Related Documents with respect to the COLLATERAL, including, without limitation, transfer of the COLLATERAL to Lender's name or that of its nominee or the purchaser at a foreclosure sale.

    SECTION 4.4.   NOTICE OF EVENTS.
BORROWER will promptly give LENDER written notice of any EVENT OF DEFAULT or any event which with the giving of notice or passage of time, or both, would become an EVENT OF DEFAULT.


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 6

    SECTION 4.5    ERISA REPORTS.
Borrower will furnish to Lender (1) as soon as possible and in any event within thirty (30) days after Borrower or any of its subsidiaries knows or has reason to know of any REPORTABLE EVENT, with respect to any employee benefit PLAN ("PLAN") subject to ERISA and maintained by Borrower or any of its subsidiaries, a statement of the chief financial officer of Borrower or the affected subsidiary setting forth details as to such REPORTABLE EVENT and the actions which Borrower or the affected subsidiary proposes to take with respect thereto, together with a copy of the notice of such REPORTABLE EVENT given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower, and (2) prompt written notice of any decision by Borrower or any of its subsidiaries to terminate or withdraw from any PLAN, and (3) promptly after receipt thereof a copy of any notice of intent to terminate any PLAN or to appoint a trustee to administer any PLAN which Borrower, any subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any PLAN.

    SECTION 4.6    NOTICE OF LITIGATION.
Borrower will promptly give notice to Lender in writing of any proceedings against Borrower involving amounts in excess of One Hundred Thousand Dollars ($100,000) not fully covered by insurance, any claim or dispute which may exist between Borrower and any PERSON and which, if adjudicated adversely to Borrower, would have a material adverse effect on Borrower's business or financial condition, any labor controversy resulting in or threatening to result in a strike against Borrower, or any proposal by any public authority to acquire a material portion of the assets or business of Borrower.

    SECTION 4.7    OTHER DEBT.
BORROWER will promptly pay and discharge when due any and all INDEBTEDNESS and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens of every kind and nature, imposed upon Borrower or any of its subsidiaries or its or their properties, income, or profits, prior to the date on which penalties would attach, and lawful claims that, if unpaid, might become a lien or charge upon the property of Borrower or any of its subsidiaries, except such as may in good faith be contested or disputed or for which arrangements for deferred payment have been made for a cumulative amount of not more than One Hundred Twenty Five Thousand Dollars ($125,000), provided appropriate reserves are maintained to the satisfaction of Lender for the eventual payment thereof in the event it is found that such INDEBTEDNESS is an INDEBTEDNESS payable by Borrower or any of its subsidiaries, and when such dispute or contest is settled and determined, will promptly pay the full amount then due.

    SECTION 4.8    COOPERATION.
Borrower will execute and deliver to Lender any and all documents, and do or cause to be done any and all other acts reasonably deemed necessary by Lender, in its sole discretion, to effect the provisions and purposes of this AGREEMENT.

    SECTION 4.9     NOTICE OF LOSS.
Borrower shall give Lender written notice of any loss with respect to the COLLATERAL, including but not limited to theft, damage, destruction, and disappearance, in excess of Fifty Thousand Dollars ($50,000) in each instance.

    SECTION 4.10   LOCATION OF COLLATERAL.
Borrower will give Lender written notice at least thirty (30) days prior to changing the location of its chief place of business or the location or any of the COLLATERAL, including any change of location of any property located 3172 Porter Drive, Palo Alto, California 94304 or to any other of Borrower's locations. Borrower will give Lender written notice of any property loaned to others in the ordinary course of Borrower's business, including a description of the property and the address where such property is to be temporarily located.


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 7

    SECTION 4.11   MAINTENANCE OF EXISTENCE.
Subject to Section 5.2 hereof, Borrower will preserve and maintain its legal existence and all rights, privileges and franchises of it or any of its subsidiaries necessary or desirable in the normal conduct of its or their business, will conduct its or their business in an orderly, efficient and regular manner, and will comply with all applicable laws and regulations and the terms of any indenture, contract or other instrument to which it or any of its subsidiaries may be a party or under which it or any of its subsidiaries or its or their properties may be bound, the noncompliance with which would have MAE.

    SECTION 4.12   MAINTENANCE OF INSURANCE.
Borrower will maintain public liability, property damage and workers' compensation insurance. Borrower shall, at its own cost and expense, maintain insurance with respect to the COLLATERAL against loss or damage by fire, theft, explosion and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar business for the full insurable value of the COLLATERAL, INCLUDING EARTHQUAKE INSURANCE IF REQUESTED BY
LENDER after October 1, 1997.

    SECTION 4.13   INSURANCE REPORTS.
Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy.

    SECTION 4.14   MAINTENANCE OF PROPERTIES, ETC.
Borrower will maintain and preserve all of the properties of it or any of its subsidiaries, necessary or useful in the proper conduct of its or their business in good working order and condition, ordinary wear and tear excepted.

    SECTION 4.15   MATERIAL ADVERSE CHANGE.
Promptly inform Lender in writing of (i) an event or condition constituting an MAE or (ii) any material impairment of the prospect of repayment of any portion of the Loan Obligations owing to Lender as they become due.

    SECTION 4.16   OTHER AGREEMENTS.
Other than as otherwise allowed, comply (and cause each of its subsidiaries to comply) with all material terms and conditions of all other material agreements, whether now or hereafter existing, between Borrower (and each of its subsidiaries) and any other party and notify Lender immediately in writing of any default in connection with any other such agreements. Perform and comply with all terms, conditions and provisions set forth in this Agreement and in the Related Documents in a timely manner.

    SECTION 4.17   LOAN PROCEEDS.
Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

    SECTION 4.18   COMPLIANCE CERTIFICATE.
Unless waived in writing by Lender, provide Lender at least annually with a certificate executed by Borrower's chief financial officer or person acceptable to Lender, certifying that the representations and warranties in Sections 3.1 through 3.12 set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 8

    SECTION 4.19   ADDITIONAL ASSURANCES.
Make, execute and deliver to Lender such promissory notes, mortgages, deed of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonable request to evidence and secure the Loan and to perfect Lender's Security Interests.

SECTION 5.  NEGATIVE COVENANTS.
Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not without the prior written consent of Lender:

    SECTION 5.1    INDEBTEDNESS AND LIENS.
(a) incur, assume or permit to exist any Indebtedness other than (i) Permitted Senior Indebtedness, (ii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower's business in accordance with customary terms and that are not delinquent, and (iii) Indebtedness of Borrower secured by liens permitted pursuant to clause (b)(ii) of this Section 5.1; (iv) Indebtedness existing on the date hereof and disclosed in Exhibit A hereto, (v) contingent obligations of Borrower consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Borrower in respect of transactions entered into in the ordinary course of business, (vi) other Indebtedness of Borrower, provided that the total amount in the aggregate outstanding INDEBTEDNESS at any time described in (iv), (v), and (vi) above not to exceed $250,000; (vii) extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Indebtedness described in (i) through (vii) above, PROVIDED that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower (b) create, incur, or assume any mortgage, pledge encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired, except for (i) SECURITY INTEREST that are granted in favor of the SENIOR LENDER as security for the PERMITTED SENIOR INDEBTEDNESS, (ii) other than as permitted pursuant to clause (iii) hereof, SECURITY INTERESTS that are to secure Borrower's Indebtedness incurred solely for the purpose of financing the acquisition or lease of any specific items of equipment and granted in favor of a purchase money lender or equipment lessor with respect to such Indebtedness, but only to the extent that such lien is confined solely to the equipment so acquired and such INDEBTEDNESS is limited to the purchase price or lease obligations the respect to such equipment, and (iii) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar liens,
(iv) liens in favor of customers and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (v) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (vi) liens existing on the date hereof and disclosed on Exhibit A hereto; (vii) liens not otherwise permitted, which liens do not in the aggregate exceed $250,000 at any time (ix) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (i) through (ii) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

    SECTION 5.2    CONSOLIDATION, MERGER, ETC.
Consolidate with, merge into, or sell (whether in one transaction or in a series of transactions) all or substantially all of its assets to any PERSON without the prior written consent of Lender except (i) to or with a successor in interest to all or substantially all of the business of Borrower, provided that such successor has a net worth or financial condition reasonably acceptable to Lender, or (ii) the merger for purposes of reincorporating Borrower in another state in the United States.


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 9

    SECTION 5.3    CONTINUITY OF OPERATIONS.
(a) Engage in any business activities substantially different than those in which Borrower is presently engaged or presently proposes to be engaged, (b) cease operations or, (c) pay any dividends on Borrower's stock, or purchase or retire any of Borrower's outstanding shares (except for the repurchase of lost or unvested shares upon termination of employment or consulting relationships).

    SECTION 5.4    LOANS, ACQUISITIONS AND GUARANTIES.
(a) Loan money or assets, except for the loan of assets in the ordinary course of business, and (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, and (iii) other loans to officers, directors and employees approved by the Board of Directors, (b) purchase or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

    SECTION 5.5.  DEFAULTS.
Fail to make any payment of principal or interest on any INDEBTEDNESS.

    SECTION 6   EVENTS OF DEFAULT.
If one or more of the following events shall occur ("EVENTS OF DEFAULT" or an "EVENT OF DEFAULT"):

              (a) Borrower shall default in the payment of any of the LOAN OBLIGATIONS within ten (10) days of when same is due, whether at maturity, upon acceleration, or otherwise; or

              (b) Any representation or warranty made by Borrower in, or pursuant to, this AGREEMENT or any RELATED DOCUMENTS shall prove to have been incorrect or misleading in any material respect when made; or

              (c) Borrower shall be in default in the performance of any of the covenants in Section 4 or Section 5; or Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Related Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the Borrower receives written notice thereof from Lender or any officer of Borrower becomes aware thereof provided, however, that if the default cannot by its nature be cured within the ten (10) day period and cannot after diligent attempts by Borrower be cured within such ten (10) day period; and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default; or

              (d) Borrower shall be in default under any agreement with Senior Lender, provided however that if any default under any agreement with Senior Lender shall be cured or waived, it shall be automatically cured or waived under this Agreement; or

              (e) An order for relief shall be entered against Borrower by any United States Bankruptcy Court; or Borrower shall generally not pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended or any successor statute thereto) or make an assignment for the benefit of creditors; or Borrower shall apply for or consent to the


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 10
         appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such custodian, receiver, trustee, or similar officer shall be appointed without the application or consent of Borrower and such appointment shall continue undischarged for a period of sixty (60) days; or Borrower shall institute (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against Borrower and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial part of the property of Borrower and such a judgment, writ, or similar process shall not be released, vacated, or fully bonded within sixty (60) days after its issue or levy; or

              (f) This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien at any time and for any reason); or

              (g) Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower against any Collateral, or any creditor takes, attempts to take or gives written or oral notice to Borrower of its intent to take any action against the property of Borrower or any of its subsidiaries on or in which Lender has a lien or security interest. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or any of its subsidiaries as to the validity or reasonableness of the claim which is the basis of the creditor proceeding, and if Borrower gives Lender written notice of the creditor proceeding and furnishes reserves or a surety bond for the creditor proceeding satisfactory to Lender; or

              (h) Any REPORTABLE EVENT, which Lender determines in good faith constitutes grounds for the termination of any PLAN or PLANS by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any PLAN or PLANS shall have occurred and be continuing thirty (30) days after written notice of such determination by Lender shall have been given to Borrower, or a decision shall have been made by Borrower or any Subsidiary to terminate, file a notice of termination with respect to, or withdraw from, any PLAN or PLANS, or a trustee shall be appointed by the appropriate United States District Court to administer any PLAN or PLANS, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any PLAN or PLANS or to appoint a trustee to administer any PLAN or PLANS, and in the case of the occurrence of any of the above, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063, and 4064 of ERISA as determined in good faith by Lender could exceed 10% of Borrower's Consolidated Tangible Net Worth, and such liability of Borrower is not covered in full, for the benefit of Borrower, by insurance;

THEN, automatically, at the option of Lender, Lender's obligation to take any action hereunder for Borrower's benefit shall terminate and all LOAN OBLIGATIONS shall, without presentment, demand, protect, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Lender may, immediately and without expiration of any period of grace, enforce payment of all LOAN OBLIGATIONS and exercise any and all other


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 11
remedies granted to it under any of the other RELATED DOCUMENTS, at law, in equity, or otherwise.

SECTION 7.  DEFAULT.
Upon and during the continuance of an Event of Default, including failure to pay upon final maturity, Lender, at its option, may do one or both of the following:
(a) increase the interest rate on the Promissory Note up to fourteen percent (14%) per annum, or, if lower, up to the maximum interest amount allowable by applicable law, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in the Promissory Note.

SECTION 8.  OUT OF POCKET EXPENSES.
Borrower shall pay to Lender all of Lender's reasonable out-of-pocket expenses as described in Section 4.3(i), which shall be due and payable in full on acceptance of this Agreement.

SECTION 9.  ADDITIONAL PROVISIONS.
Without the prior written consent of Lender, Borrower shall not sell, lend or transfer title on its assets to its parent, subsidiaries or affiliated companies except in the normal course of business.

SECTION 10.  MISCELLANEOUS PROVISIONS.
The following miscellaneous provision are a part of this Agreement:

    SECTION 10.1  AMENDMENTS.
This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

    SECTION 10.2  APPLICABLE LAW.
This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the court of San Francisco County, the State of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    SECTION 10.3.  WAIVER OF JURY TRIAL.
Borrower and Lender each hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Related Agreement or any of the Loan Obligations. Borrower and Lender hereby (a) certify that no representative, agent or attorney of the other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter to this Agreement by, among other things, the mutual waivers and certifications contained in this Section 10.3.

    SECTION 10.4  CAPTION HEADINGS.
Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

    SECTION 10.5  CONSENT TO LOAN PARTICIPATION.
Borrower agrees to and consents to Lender's sale or transfer, whether now or later, of one or more participation interest in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters; provided such purchasers agree


--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 12
to the confidentiality provisions hereof. Borrower additionally waives any and all notices of sale of participation interest, as well as all notices of any repurchase or such participation interest in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Any costs associated with the attempt to arrange any such participation interest will be borne by Lender.

    SECTION 10.6  NOTICES.
All notices required to be given under this Agreement shall be given in writing and shall be effective when actually received or five days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

    SECTION 10.7.  SEVERABILITY.
If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

    SECTION 10.8  TIME IS OF THE ESSENCE.
Time is of the essence in the performance of this Agreement and the Related Documents.

    SECTION 10.9  WAIVER.
Lender shall not be deemed to have waived any rights under this Agreement, unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.


    SECTION 10.10.  CONFIDENTIALITY.
In handling any confidential information Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries of affiliates of Lender in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and
(iv) as may be required in connection with the examination, audit or similar investigation of Lender. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by third party,




--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 13
provided Lender does not have actual knowledge that such third party is prohibited form disclosing such information.













--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 14

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISION OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF SEPTEMBER 27, 1996.



BORROWER:

CV THERAPEUTICS, INC.



BY: /s/ Kathleen Stafford
   -----------------------
TITLE:  Chief Financial Officer
      --------------------------





LENDER:

HAMBRECHT & QUIST TRANSITION CAPITAL, LLC:



BY:  /s/ Donald M. Campbell
   --------------------------
 TITLE:  Manager
       --------------










--------------------------------------------------------------------------------
                           Business Loan Agreement, Page 15